As filed with the Securities and Exchange Commission on February 8, 2012
Registration No. 333-174246
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NATIONSTAR MORTGAGE HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	6162	45-2156869
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

350 Highland Drive
Lewisville, Texas 75067
(469) 549-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Nationstar Mortgage Holdings Inc.
350 Highland Drive
Lewisville, Texas, 75067
(469) 549-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

(Copies of all communications, including communications sent to agent for service)

Duane McLaughlin, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000	Richard B. Aftanas, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 4 Times Square New York, New York 10036 (212) 735-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-174246) of Nationstar Mortgage Holdings Inc. is filed for the purpose of adding exhibits to such Registration Statement and amending the Exhibit Index, which is incorporated by reference by “Part II — Item 16. Exhibits and Financial Statement Schedules.”

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses (except for the SEC registration fee, the Financial Industry Regulatory Authority, Inc. (“FINRA”), filing fee and the NYSE listing fee) payable by the registrant in connection with the distribution of our common stock:

SEC registration fee		$46,440
FINRA filing fee		40,500
NYSE listing fee		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees and expenses		*
Blue Sky fees and expenses		*
Miscellaneous		*

Total	$

*	To be provided by amendment.

We will bear all of the expenses shown above.

Item 14.	Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law, as amended, or the DGCL, allows a corporation to eliminate the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of a fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies if (i) such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (ii) such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

The Company’s amended and restated certificate of incorporation states that no director shall be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as it exists or may be amended. A director is also not exempt from liability for any transaction from which he or she derived an improper personal benefit, or for violations of Section 174 of the DGCL. To the maximum extent permitted under Section 145 of the DGCL, our amended and restated certificate of incorporation authorizes us to indemnify any and all persons whom we have the power to indemnify under the law.

Our bylaws provide that the Company will indemnify, to the fullest extent permitted by the DGCL, each person who was or is made a party or is threatened to be made a party in any legal proceeding by reason of the fact that he or she is or was a director or officer of the Company or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. However, such indemnification is permitted only if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Indemnification is authorized on a case-by-case basis by (1) our board of directors by a majority vote of disinterested directors, (2) a committee of the disinterested directors, (3) independent legal counsel in a written opinion if (1) and (2) are not available, or if disinterested directors so direct, or (4) the stockholders. Indemnification of former directors or officers shall be determined by any person authorized to act on the matter on our behalf. Expenses incurred by a director or officer in defending against such legal proceedings are payable before the final disposition of the action, provided that the director or officer undertakes to repay us if it is later determined that he or she is not entitled to indemnification.

Prior to completion of this offering, the Company intends to enter into separate indemnification agreements with its directors and officers. Each indemnification agreement will provide, among other things, for indemnification to the fullest extent permitted by law and our amended and restated certificate of incorporation and amended and restated bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements will provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our amended and restated certificate of incorporation and bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. We maintain directors’ and officers’ liability insurance for our officers and directors.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 15.	Recent Sales of Unregistered Securities.

In the last three years, we have not issued or sold any unregistered securities.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits: The list of exhibits is set forth in beginning on page II-5 of this Registration Statement and is incorporated herein by reference.

(b) Financial Statement Schedules: No financial statement schedules are provided because the information called for is not applicable or is shown in the financial statements or notes thereto.

Item 17.	Undertakings.

* (f) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

* (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

* (i) The undersigned registrant hereby undertakes that:

•	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

•	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

*	Paragraph references correspond to those of Regulation S-K, Item 512.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas on February 8, 2012.

Nationstar Mortgage Holdings Inc.

/s/  Jay Bray

By:	Jay Bray
Title:	President, Chief Executive Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jay Bray Jay Bray	President, Chief Executive Officer, Chief Financial Officer and Director (principal executive, financial and accounting officer)	February 8, 2012

/s/ Anthony H. Barone Anthony H. Barone	Director	February 8, 2012

EXHIBIT INDEX

Exhibit
Number		Description

1	.1*	Form of Underwriting Agreement
3	.1*	Form of Amended and Restated Certificate of Incorporation of Nationstar Mortgage Holdings Inc.
3	.2*	Form of Amended and Restated Bylaws of Nationstar Mortgage Holdings Inc.
3	.3†	Certificate of Incorporation of Nationstar Mortgage Holdings Inc.
3	.4†	Bylaws of Nationstar Mortgage Holdings Inc.
4	.1†	Form of Stockholders Agreement by and among Nationstar Mortgage Holdings Inc and FIF HE Holdings LLC.
4.2		Indenture, dated as of March 26, 2010, among Nationstar Mortgage LLC, Nationstar Capital Corporation, and Wells Fargo Bank, N.A., as trustee, including the form of 10.875% Senior Note due 2015 (incorporated by reference to Exhibit 4.1 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on December 23, 2010).
4.3		Supplemental Indenture, dated as of August 31, 2010, among NSM Recovery Services Inc, a subsidiary of Nationstar Mortgage LLC, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on December 23, 2010).
4.4		Supplemental Indenture, dated as of December 13, 2010, among NSM Foreclosure Services Inc, a subsidiary of Nationstar Mortgage LLC, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.3 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on December 23, 2010).
4.5		Supplemental Indenture, dated as of December 19, 2011, among Nationstar Mortgage LLC, Nationstar Capital Corporation, Centex Land Vista Ridge Lewisville III General Partner, LLC, Centex Land Vista Ridge Lewisville III, L.P., Harwood Service Company LLC, Harwood Insurance Services, LLC, Harwood Service Company of Georgia, LLC, Harwood Service Company of New Jersey, LLC, Homeselect Settlement Solutions, LLC, Nationstar 2009 Equity Corporation, Nationstar Equity Corporation, Nationstar Industrial Loan Company, Nationstar Industrial Loan Corporation, NSM Recovery Services, Inc., NSM Foreclosure Services, Inc., and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Nationstar Mortgage LLC’s Current Report on Form 8-K filed with the SEC on December 19, 2011).
4.6		Registration Rights Agreement, dated as of March 26, 2010, among Nationstar Mortgage LLC, Nationstar Capital Corporation, Barclays Capital Inc., Banc of America Securities LLC, Deutsche Bank Securities Inc. and RBS Securities Inc. (incorporated by reference to Exhibit 4.4 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on December 23, 2010).
4.7		Registration Rights Agreement, dated as of March 26, 2010, among Nationstar Mortgage LLC, Nationstar Capital Corporation, Barclays Capital Inc., Banc of America Securities LLC, Deutsche Bank Securities Inc. and RBS Securities Inc. (incorporated by reference to Exhibit 10.1 to Nationstar Mortgage LLC’s Current Report on Form 8-K filed with the SEC on December 19, 2011).
5	.1*	Opinion of Cleary Gottlieb Steen & Hamilton LLP.
10.1		Amended and Restated Servicer Advance Early Reimbursement Addendum, dated as of August 16, 2010, between Nationstar Mortgage LLC and Fannie Mae (incorporated by reference to Exhibit 10.1 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on December 23, 2010).
10.2		Fifth Amended and Restated Master Repurchase Agreement, dated as of January 27, 2010, between The Royal Bank of Scotland plc, as buyer, and Nationstar Mortgage LLC, as seller (incorporated by reference to Exhibit 10.2 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on December 23, 2010).

Exhibit
Number	Description

10.3	Amendment Number One to Fifth Amended and Restated Master Repurchase Agreement, and Amendment Number One to Fifth Amended and Restated Pricing Side Letter, both dated as of April 6, 2010, between The Royal Bank of Scotland Plc and Nationstar Mortgage LLC. (incorporated by reference to Exhibit 10.3 to Amendment No. 3 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on April 27, 2011).
10.4	Amendment Number Two to Fifth Amended and Restated Master Repurchase Agreement, and Amendment Number Two to Fifth Amended and Restated Pricing Side Letter, both dated as of February 25, 2011, between The Royal Bank of Scotland Plc and Nationstar Mortgage LLC. (incorporated by reference to Exhibit 10.4 to Amendment No. 3 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on April 27, 2011).
10.5	Subservicing Agreement, dated as of October 29, 2010, between Fannie Mae and Nationstar Mortgage LLC (incorporated by reference to Exhibit 10.3 to Amendment No. 1 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on February 9, 2011).
10.6	Strategic Relationship Agreement, dated as of December 16, 2009, between Fannie Mae and Nationstar Mortgage LLC (incorporated by reference to Exhibit 10.4 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on December 23, 2010).
10.7	Subservicing Agreement, dated as of February 1, 2011, among MorEquity, Inc., American General Financial Services of Arkansas, Inc. and American General Home Equity, Inc. as owners and as servicers, and Nationstar Mortgage LLC, as subservicer. (incorporated by reference to Exhibit 10.5 to Amendment No. 2 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on March 28, 2011).
10.8	Subservicing Agreement (American General Mortgage Loan Trust 2006-1), dated as of February 1, 2011, between MorEquity, Inc., as servicer, and Nationstar Mortgage LLC, as subservicer (incorporated by reference to Exhibit 10.6 to Amendment No. 2 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on March 28, 2011).
10.9	Subservicing Agreement (American General Mortgage Loan Trust 2010-1), dated as of February 1, 2011, between MorEquity, Inc., as servicer, and Nationstar Mortgage LLC, as subservicer. (incorporated by reference to Exhibit 10.7 to Amendment No. 2 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on March 28, 2011).
10.10	Sale and Servicing Agreement, dated as of April 6, 2010, between The Financial Asset Securities Corp., as Depositor, Centex Home Equity Company, LLC, as Originator and Servicer, Newcastle Mortgage Securities Trust 2006-1, as Issuer, and JPMorgan Chase Bank, N.A. (incorporated by reference to Exhibit 10.10 to Amendment No. 5 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on June 6, 2011).
10.11	Sale and Servicing Agreement, dated as of July 12, 2007, between Bear Stearns Asset-Backed Securities I LLC, as Depositor, Nationstar Mortgage LLC, as Servicer, Newcastle Mortgage Securities Trust 2007-1, as Issuing Entity, Wells Fargo Bank, N.A., as Master Servicer, Securities Administrator and Custodian, and The Bank of New York, as Indenture Trustee. (incorporated by reference to Exhibit 10.11 to Amendment No. 5 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on June 6, 2011).
10.12	Subservicing Agreement, effective as of June 21, 2011, between First Tennessee Bank National Association, as Owner and Master Servicer, and Nationstar Mortgage LLC, as Servicer and Subservicer (incorporated by reference to Exhibit 10.12 to Amendment No. 6 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on June 30, 2011).
10.13	Employment Agreement, dated as of January 29, 2008, by and between Nationstar Mortgage LLC and Robert L. Appel (incorporated by reference to Exhibit 10.5 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on December 23, 2010).

Exhibit
Number		Description

10.14		Amendment, dated as of September 17, 2010, to Employment Agreement dated January 29, 2008 by and between Nationstar Mortgage LLC and Robert L. Appel (incorporated by reference to Exhibit 10.6 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on December 23, 2010).
10.15		Employment Agreement, dated as of February 19, 2009, by and between Nationstar Mortgage LLC and Douglas Krueger (incorporated by reference to Exhibit 10.7 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on December 23, 2010).
10.16		Employment Agreement, dated as of September 17, 2010, by and between Nationstar Mortgage LLC and Anthony H. Barone (incorporated by reference to Exhibit 10.8 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on December 23, 2010).
10.17		Employment Agreement, dated as of September 17, 2010, by and between the Company and Jesse K. Bray (incorporated by reference to Exhibit 10.9 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on December 23, 2010).
10.18		Employment Agreement, dated as of September 17, 2010, by and between Nationstar Mortgage LLC and Amar Patel (incorporated by reference to Exhibit 10.10 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on December 23, 2010).
10.19		Form of Restricted Series 1 Preferred Unit Award Agreement under FIF HE Holdings LLC Fifth Amended and Restated Limited Liability Company Agreement (incorporated by reference to Exhibit 10.11 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on December 23, 2010).
10.20		Form of Series 1 Class A Unit Award Agreement under FIF HE Holdings LLC Fifth Amended and Restated Limited Liability Company (incorporated by reference to Exhibit 10.12 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on December 23, 2010).
10.21		Form of Series 2 Class A Unit Award Agreement under FIF HE Holdings LLC Fifth Amended and Restated Limited Liability Company (incorporated by reference to Exhibit 10.13 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on December 23, 2010).
10.22		Nationstar Mortgage LLC Annual Incentive Compensation Plan (incorporated by reference to Exhibit 10.14 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on December 23, 2010).
10.23		Nationstar Mortgage LLC Incentive Program Summary (incorporated by reference to Exhibit 10.15 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on December 23, 2010).
10.24		Nationstar Mortgage LLC Long-Term Incentive Plan for Mr. Krueger. (incorporated by reference to Exhibit 10.16 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on December 23, 2010).
10.25		Fifth Amended and Restated Limited Liability Company Agreement of FIF HE HOLDINGS LLC (incorporated by reference to Exhibit 10.25 to Amendment No. 6 to Nationstar Mortgage LLC’s Registration Statement on Form S-4 filed with the SEC on June 30, 2011).
10.26		Mortgage Servicing Rights Purchase and Sale Agreement, dated and effective as of September 30, 2011, between Bank of America, National Association, as seller, and Nationstar Mortgage LLC, as buyer (incorporated by reference to Exhibit 2.1 to Nationstar Mortgage LLC’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2011).
10	.27†	Servicer Rights Sale and Issuer Transfer Agreement, dated December 5, 2011, between Bank of America, National Association, as seller, and Nationstar Mortgage LLC, as buyer.
10	.28†	Sale Agreement, dated December 8, 2011, between Newcastle Investment Corp., as buyer, and Nationstar Mortgage LLC, as seller.
10	.29†	Replacement Agreement, dated December 8, 2011, between Newcastle Investment Corp. and Nationstar Mortgage LLC.
10	.30†	As Soon As Pooled Plus Agreement, dated March 24, 2009, between Fannie Mae and Nationstar Mortgage LLC.

Exhibit
Number		Description

10	.31†	Amended and Restated Master Repurchase Agreement, dated October 21, 2010, between Bank of America, N.A., as buyer, and Nationstar Mortgage LLC, as seller.
10	.32**†	Amended and Restated Transactions Terms Letter, dated October 21, 2010, between Bank of America, N.A., as buyer, and Nationstar Mortgage LLC, as seller.
10	.33†	Amendment Number One to the Amended and Restated Master Repurchase Agreement, dated November 24, 2010, between Bank of America, N.A., as buyer, and Nationstar Mortgage LLC, as seller.
10	.34†	Amendment Number Two to the Amended and Restated Master Repurchase Agreement, dated October 20, 2011, between Bank of America, N.A., as buyer, and Nationstar Mortgage LLC, as seller.
10	.35†	Amendment Number Three to the Amended and Restated Master Repurchase Agreement, dated January 17, 2012, between Bank of America, N.A., as buyer, and Nationstar Mortgage LLC, as seller.
10	.36**†	Amendment Number Three to the Amended and Restated Transactions Terms Letter, dated January 17, 2012, between Bank of America, N.A., as buyer, and Nationstar Mortgage LLC, as seller.
10	.37†	Mortgage Selling and Servicing Contract, dated July 31, 1997, between Fannie Mae and Centex Home Equity Corp.
10	.38†	Addendum to Mortgage Selling and Servicing Contract, dated September 12, 2006, between Fannie Mae and Nationstar Mortgage LLC.
10	.39*	Consulting Agreement, dated , between Anthony Barone, as consultant, and Nationstar Mortgage LLC.
10	.40*	Letter Agreement, dated , between Anthony Barone, Nationstar Mortgage LLC, and FIF HE Holdings LLC.
10	.41**	Further Amended and Restated Servicer Advance Early Reimbursement Mechanics Addendum, dated as of May 1, 2011, between Nationstar Mortgage LLC and Fannie Mae.
10.42		Corrected and Restated Amendment to Amended and Restated Servicer Advance Early Reimbursement Mechanics Addendum, dated as of September 1, 2011, between Nationstar Mortgage LLC and Fannie Mae.
10.43		Third Amendment to Amended and Restated Servicer Advance Early Reimbursement Mechanics Addendum, dated as of December 20, 2011, between Nationstar Mortgage LLC and Fannie Mae.
10.44		Amendment Number Three to Fifth Amended and Restated Master Repurchase Agreement, dated as of December 5, 2011, between the Royal Bank of Scotland Plc and Nationstar Mortgage LLC.
10.45		Amendment to Strategic Relationship Agreement, dated as of November 17, 2011, between Fannie Mae and Nationstar Mortgage LLC.
10.46		First Amendment to Subservicing Agreement, dated as of September 30, 2011, between Fannie Mae and Nationstar Mortgage LLC.
10	.47**	Second Amendment to Subservicing Agreement, dated as of December 5, 2011, between Fannie Mae and Nationstar Mortgage LLC.
10	.48**	Third Amendment to Subservicing Agreement, dated as of December 20, 2011, between Fannie Mae and Nationstar Mortgage LLC.
21	.1*	Subsidiaries of the Registrants.
23	.1†	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23	.2*	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).

*	To be filed by amendment
**	Certain portions of this exhibit have been omitted and have been filed separately with the SEC pursuant to a request for confidential treatment under Rule 406 as promulgated under the Securities Act.

†	Previously filed